UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

May 14, 2018

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court		33014
Miami Lakes, Florida		(Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2018, Drew Scientific, Inc. (“Drew”), a wholly owned subsidiary of ERBA Diagnostics, Inc. (the “Corporation”), entered into, and consummated the transactions contemplated by, a License Agreement (the “License Agreement”) with Jiangsu ShiungDa Biotechnology Co., Ltd. (the “Jiangsu”), pursuant to which Drew granted Jiangsu a license to certain of Drew’s production technology and know how relating to the instrumentation system commonly known as the DS360 for diabetes testing (the “License”) for the aggregate payment of $900,000 (the “License Payment”). At the closing of the License, Jiangsu paid $765,000 of the License Payment to Drew and the remaining $135,000 into an escrow account to be held pursuant to an Escrow Agreement by and between Drew, Jiangsu and Citibank Escrow Services, as escrow agent (the “Escrow Agreement”).  Pursuant to the terms and conditions of the License Agreement and the Escrow Agreement, the remaining $135,000 being held in escrow will be released to Drew upon the successful completion of the technology transfer contemplated by the License Agreement. The License Agreement contains other representations, warranties, conditions, covenants and agreements that the Corporation believes are customary for transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: May 15, 2018	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer